SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒

Preliminary Proxy Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐

Definitive Proxy Statement

☐

Definitive Additional Materials

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Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

Skreem Entertainment Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

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INFORMATION STATEMENT

TO STOCKHOLDERS

OF

Skreem Entertainment Corp.

11637 Orpington Street

Orlando, Florida 32817

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY

THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, $0.0001 par value (the “Common Stock”), of Skreem Entertainment Corp. (the “Company”) to notify such stockholders that on or about May 5, 2008, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”):

•

Approving a reverse split of Ten (10) shares of old common stock for One (1) new share of common stock (the “reverse Split”);

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Approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company will change increase the authorized capital of the Company to a total of 100,000,000 consisting of 95,000,0000 shares of commons stock and 5,000,000 shares of preferred stock (the “Share Increase”).

•

The Company is to enter into the Acquisition Agreement (the “Agreement”), dated April 11, 2008, with Diversified Global Holdings (DGH), Inc., (“Diversified”) a Delaware corporation. Pursuant to the terms of the Agreement the Registrant shall acquire 100% of the issued and outstanding shares of Diversified, totaling 1,500 shares, for the issuance of 20,000,000 shares of the Registrant; and

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Approving the change of name, and the filing with the Certificate of Amendment, for the increase of common stock, to amend the name of the Corporation to Diversified Global Holdings (DGH), Inc.

This Information Statement describing the approval of the Share Increase and transaction with Diversified Global Holdings (DGH), Inc. (the “Stockholder Matters”) is first being mailed or furnished to the Company’s stockholders on or about June 7, 2008, and such matters shall not become effective until at least 20 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $7,500.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company’s voting stock.

OUTSTANDING VOTING SECURITIES

As of February 13, 2008 (the “Record Date”), out of the 50,000,000 shares of Common Stock authorized there were 34,006,823 shares of Common Stock issued and outstanding, and out of the 5,000,000 shares of preferred stock authorized there were no shares of the preferred stock outstanding.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company’s stockholders. Each share of Common Stock was entitled to one (1) vote.

The Company’s Board of Directors approved this action as of May 5, 2008, and recommended that the Articles of Incorporation be amended in order to effectuate the Share Increase.

The proposed Amendment to the Articles of Incorporation to increase the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock, will be filed with the Nevada Secretary of State on or about June 6, 2008. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company’s shareholders at a special shareholder’s meeting convened for the specific purpose of approving the Amendment.

The Board of Directors of the Company has determined that all Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of February 13, 2008 the name and the number of shares of the Company’s Common Stock, par value $.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 34,006,823 issued and outstanding shares of the Company’s Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
	Officers, Directors and Five Percent Shareholders
Common	Charles Camorata	200,000	0.06%
Common	Karen Aalders	200,000	0.06%
Common	Jeffrey Martin (1)	22,650,156	77.7%
	All officers and Directors as a Group
	(2) Persons	400,000	1.1%

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(1)

Includes shares owned by Martin Consultants, Inc. and Am-Pac Investments.

Information Regarding Present Directors and Executive Officers

The following table sets forth as of June 27, 2007, the name, age, and position of each executive officer and director and the term of office of each director of the Company.

Name	Age	Title	Director or Officer Since
Charles Camorata	51	President, Chief Executive	01-31-04
Officer and Director
Karen Aalders	54	Secretary / Treasurer	01-31-04
and Director

The following is the business background of each officer and director:

Charles Camorata. Mr. Camorata was a founder of and has been employed by the Company since August 1999 and was appointed Chief Executive Officer and director of the Company on January 31, 2004. From 1980-1999 he was the owner and president of Camorata Productions, Inc. an entity which composed, arranged and produced music as well as designed audio and visual systems for theme parks and recording studios. He has composed and published 35 musical arrangements.

Karen Aalders. Ms. Aalders joined the Company in August 1999 and was appointed Secretary/Treasurer and director of the Company January 31, 2004. From 1997 to 1999, Ms. Aalders was employed by Martin Consultants, Inc. as Secretary/Treasurer. From 1990 to 1997 she was employed by Sorex Medical of Salt Lake City where she had oversight responsibility of purchasing and customer service.

Except as indicated below, to the knowledge of management, during the past five years, no present or former director, or executive officer of the Company:

(1)

filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor defenses);

(3)

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i)

acting as a future commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

engaging in any type of business practice; or

(iii)

engaging in any activity in connection with the purchased or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)

was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or other wise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5)

was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

(6)

was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The following tables set forth certain summary information concerning the compensation paid or accrued for each of the Company’s last three completed fiscal years to the Company’s or its principal subsidiaries chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at March 31, 2006, the end of the Company’s last completed fiscal year):

Name	Fiscal Year	Compensation
Charles Camorata	2007	$ 50,000
Charles Camorata	2006	$ 50,000
Charles Camorata	2005	$ 50,000
Kevin Monson *	2004	None

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*

Resigned on January 31, 2004

Cash Compensation

There was no cash compensation, other than the $50,000 compensation to Charles Camorata paid to any director or executive officer of the Company during the fiscal years ended March 31, 2007, 2006, and 2005.

Bonuses and Deferred Compensation

None.

Compensation Pursuant to Plans.

None.

Pension Table

None.

Other Compensation

None.

Compensation of Directors.

None.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or change in the person’s responsibilities following a changing in control of the Company.

DESCRIPTION OF THE STOCKHOLDER MATTERS

Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation and related actions.

The Board of Directors (the “Board”) by unanimous written consent dated as of May 5, 2008, and certain stockholders (the “Majority Stockholders”), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of May 5, 2008, approved and adopted resolutions to amend the Company’s Certificate of Incorporation. The Certificate of Amendment to the Company’s Certificate of Incorporation, to be filed on or about October 31, 2007 with the Secretary of State of the State of Nevada will increase the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock, and will not be effective earlier than 20 days after the mailing of this Information Statement.

Purpose of Proposed Share Increase.

The Board of Directors has determined that the increase of the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock it will be in the best interests of the shareholders and is necessary to complete the transaction with Diversified Global Holdings (DGH), Inc.

Procedure for the Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment occurred when a majority of shares entitled to vote approved the Share Increase on May 5, 2008. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained.

The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 34,006,823 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On May 5, 2008, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company’s Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company’s Certificate of Incorporation.

Transaction with Diversified Global Holdings (DGH), Inc.

On April 22, 2008, Skreem Entertainment Corp. entered into an Acquisition Agreement (the “Agreement”), dated April 11, 2008, with Diversified Global Holdings (DGH), Inc., (“Diversified”) a Delaware Corporation. Pursuant to the terms of the Agreement the Registrant shall acquire 100% of the issued and outstanding shares of Diversified, totaling 1,500 shares, for the issuance of 20,000,000 shares of the Registrant.

Diversified Global Holdings (DGH), Inc. is a holding company which contains the following divisions:

Royal Style Design Inc has been building with reverence for more than 7 years, and in that time has created some of the most beautiful and well designed homes in the Central Florida area. Our international experience and knowledge of Classic European design insure a one of a kind home. Our Russian influence and European~ experience has given us the ability to understand and implement design styles and techniques that are 100's of years old. Our heritage combined with our integrity has swiftly established us an industry leader and the designer of choice for clients whose tastes are simply bespoke. We invite you to speak with our clientele and they will tell you our international designs are brilliant, unique and unknown among our domesticated competitors.

Bauelemente V. Kuhn Gmbh has been providing the very best service and installations in the industry since 1999. Whether you are building new, modernizing or remodeling we are proud to be able to offer one-on-one attention and commitment to providing you the highest standard of quality work. Our company is designed to provide economical solutions for your residential and commercial needs alike. We're experienced. We're reliable. We're honest. We always go the extra mile to ensure that our customers are completely satisfied with our products. When you invest in Bauelemente V. Kuhn Gmbh you are guaranteed superior quality, superior service and superior value.

Mobil Schilling Gmbh offers a wide range of high quality, traditional and contemporary kitchen styles. Full bespoke design services are certain to satisfy every individual in connection with a wide range of appliances. Our stunning kitchen displays, show exceptional style, value for money with quality throughout. Every project is specifically designed to meet our customers' requirements, enabling us to create the perfect design, with you in mind.  From the air passage to the assembly we implement the work professionally with own assembly team. Our goal is a completely content customer. Therefore the product assortments, the emphasis of the consultation and planning, the services, the sales promotion and communication are coordinated fully and completely with the needs of the customers. Our qualified team guarantees perfect execution of all work and thus perfect quality.

Upon Completion of the transaction, the following shall assume the office indicated and as Executive Officers and Directors of the Company:

Ivan Sorolourmov	President/Chief Executive Officer and Director
Vaerion Kun	Chief Financial Officer and Director
Jonathon Ott	Secretary and Director
Nikolay Uraev	Director
Nikolay Lobachev	Director

BIOGRAPHIES:

Ivan Sorolourmov

6/2001-8/2003

Air Flow Design, Orlando, Florida

Design Administrator

•

Focused on research, development, product, and machine design.

•

Excellent track record quoting jobs at a profit.

8/2004-3/2005

Daynova LLC, Orlando, Florida

CEO, Co-owner

•

Prepared and organized various projects and information packages for clients and management.

•

Sold and delivered management consulting services to a wide variety of clients, focusing primarily although not exclusively on the strategic use of operations and technology.

•

Co-Managed all aspects of organization.

8/2005-Present

Royal Style Design, Orlando, Florida

COO

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Prepared and organized various projects and information packages for clients and management.

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Involved from inception of projects through implementation of recommendations.

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Primary responsibilities included team staff selection, project leadership, and solution generation. Management of consulting services including functional areas such as new client development, financial analysis, strategy, disaster recovery and business continuity, management information systems and risk management.

Vaerion Kun

6/1990-8/1996

Owner, President

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Skills include financial management, strategic planning, bank negotiations, wholesale distribution, accounting systems development, productivity, profitability, team leadership, inventory control and cost control.

•

Prepared and organized various projects and information packages for clients and management.

•

Successfully interviewed and trained management.

8/1997-Present

Bauelemente V. Kuhn, Lohne, Germany

Owner, Director

•

Designed and implemented a company strategy to provide economical solutions for residential and commercial needs alike.

•

Responsible for directing all aspects of the strategy, growth, and world-wide expansion of Firm’s business, expanding it within its market.

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Negotiated terms of customer contracts with domestic and international corporations.

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Provided quality preconstruction consulting, design and project management services.

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Provided critical strategic planning and executed project staging and logistics.

Jonathon Ott

2/1990-10/2006

Atlanta GmbH, Paderborn, Germany

Senior Financial Advisor

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Acceptable compliance record in a company with over 3000 employees.

•

Investment sales, insurance and financial planning experience.

•

Excellent track record from a legal and consummation of sale perspective.

•

Conform to legal and regulatory requirements and guidelines.

•

Demonstrated technical expertise, strong sales results in investments and fiduciary products.

•

Team leader, possessing strong interpersonal skills.

•

Provided exceptional service throughout the sales process.

11/2006-3/2008

AIF Investment Consulting GmbH, Paderborn, Germany

General Manager

•

Acceptable compliance record in a company with over 400 employees.

•

Responsible for working with new and existing clients to identify investment objectives as well as match their profiles to available products and services.

•

Excellent communication and organizational skills.

•

Provided appropriate financial planning.

•

Coordinated and implemented strategic management plans.

•

Employed dynamic production policies.

Nikolay Uraev

1999-2003

OOO ALFA, Kazan, Russia

Owner, President, CEO

•

Chemical Division.

•

Energy Division.

•

Finance Division.

2004-2005

OOO Omega, Kazan, Russia

Owner, President, CEO

•

Chemical Division.

•

Energy Division.

2005-2005

FGYP Red Giant, Russia

President

•

Position appointed by Federal Government.

•

Company had over 3,600 employees.

2005-2007

OAO KOMZ, Kazan, Russia

Vice President

•

VP of over 2,700 employees.

2005-Present

OOO Kontakt, Kazan, Russia

President

Nikolay Lobachev

6/2001-5/2003

Legal Advice Office, Moscow, Russia

Consultant

•

Leveraged operational knowledge and expertise to increase complementary business opportunities.

•

Achieved favorable resolution of complex, often difficult to win cases.

•

Practiced before administrative boards and arbitrators.

•

Attained numerous credits in all phases of civil litigation in government courts.

•

Represented a diverse group of clients in litigation matters. Met with clients and developed trial strategy based on clients’ needs and recommendations.

8/2004-3/2005

Daynova LLC, Orlando, Florida

Manager

•

Prepared and organized various projects and information packages for clients and management.

•

Successfully interviewed and trained new employees.

•

Assisted leadership with project management and planning techniques, resource prioritization tools, and performance and measurement criteria.

8/2005-Present

Royal Style Design, Orlando, Florida

President

•

Prepared and organized various projects and information packages for clients and management

•

Provided customer service for clients by assisting them over the phone and in person.

•

Identified and eliminated poor or redundant technologies.

•

Created and implemented improved expense reporting methodologies to facilitate ongoing cost reduction. Identified and eliminated poor or redundant technologies.

•

Participated in the construction of multiple components of companywide strategic direction for operations.

DESCRIPTION OF THE STOCKHOLDER MATTER TO AMEND
THE CERTIFICATE OF INCORPOATION OF THE COMPANY

Approval of the Certificate of Amendment to the Company's Certificate of Incorporation and related actions.

The Board of Directors (the “Board”) by unanimous written consent dated as of May 5, 2008, and certain stockholders (the “Majority Stockholders”), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of May 5, 2008, approved and adopted resolutions to amend the Company's Certificate of Incorporation. The Certificate of Amendment to the Company's Certificate of Incorporation, already filed with the Secretary of State of the State of Nevada changed the Company's name to “Diversified Global Holdings (DGH), Inc.” or such similar available name, and will not be effective earlier than 20 days after the mailing of this Information Statement.

Purpose of Proposed Name Change

Pursuant to the Acquisition Agreement, April 22, 2008, as part of the conditions to close the transaction, the name of the Corporation will be amended to reflect the new business of the Company, that being Diversified Global Holdings (DGH), Inc.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained

The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company's Certificate of Incorporation to amend the name of the Corporation to “Diversified Global Holdings (DGH), Inc.” On the Record Date, out of the 50,000,000 shares of Common Stock authorized there were 34,006,823 shares of Common Stock issued and outstanding, and out of the 5,000,000 shares of preferred stock authorized there were no shares of the preferred stock outstanding.

Only holders of record of the Common Stock and Preferred Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company’s stockholders. Each share of Common Stock is entitled to one (1) vote. Each share of Preferred Stock is entitled to one (1) vote.

On May 5, 2008, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company's Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company's Certificate of Incorporation.

REVERSE STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY

The following summary describes the material terms of the Reverse Split. This Information Statement contains more detailed descriptions of such terms. We encourage you to read the entire Information Statement and the documents we have incorporated by reference.

Description of the Reverse Split.

As of the Record Date, there were 34,006,823 shares of Common Stock authorized, issued and outstanding. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders. Each share of Preferred Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

Special Treatment for Fractional Shares.

In conjunction with the Reverse Stock Split, no stockholder holding shares will receive any fractions shares. All fractions shares will be rounded up to the next whole shares. No shareholder shall receive less than one share as a result of the Reverse Stock Split.

Background and Purpose of the Reverse Split

By completing a 1 new share for 10 old shares Reverse Split of the currently issued and outstanding Common Stock of the Company, the Company will reduce the number of issued and outstanding shares and allowing it to issue shares of common stock to complete the Acquisition Agreement with Diversified Global Holdings (DGH), Inc., dated April 22, 2008.

The Board of Directors believes that the Reverse Split and Acquisition Agreement will benefit all stockholders, as without the Reverse Split, the Company’s common stock would continue to have little value. Except for the rounding up of fractional shares, which may benefit smaller stockholders over larger stockholders, the Reverse Split affects all stockholders equally.

The reduction in the number of outstanding shares could adversely affect the market for our Common Stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the Reverse Split will result in a proportionate increase in the value of the shares of Common Stock.

Any new shares issued in connection with the Reverse Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split. As a result of the 1 new share for 10 old shares reverse stock split, with special treatment to preserve round lot stockholders, our largest shareholders will own a substantially lesser percentage of the Corporation's voting securities.

As part of the Reverse Stock split, the par value of our Common Stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

Following the Reverse Split, we will have approximately 3,400,682 shares of Common Stock issued and outstanding, prior to the issuance with respect to the Acquisition Agreement with Diversified Global Holdings (DGH), Inc., dated April 22, 2008.

Effect of the Reverse Split on the Company.

The Reverse Split will not affect the public registration of the Common Stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the Reverse Split will affect the continued trading of the Common Stock on the OTC Bulletin Board, which listing we intend to maintain. The Reverse Split is not intended to make the Company a privately-held company or otherwise constitute a “going-private” transaction.

The number of authorized shares of Common Stock will not change as a result of the Reverse Split, and will increase as a result of the description contained above.

The Reverse Split will reconstitute the Company's capital so that its stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will decrease from $34,006.00 to approximately $ 3,406.00. Upon completion of the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced from 34,006,823 shares to approximately 3,400,682 shares, prior to the issuance with respect to the Acquisition Agreement with Diversified Global Holdings (DGH), Inc., dated April 22, 2008.

The Reverse Split will not alter the voting rights or other rights of holders of the Company's Common Stock.

Approving Vote of the Board of Directors and Consenting Stockholders.

The Company's Board of Directors has determined that the Reverse Split is in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the shares of Common Stock entitled to vote on the Reverse Split. Accordingly, no additional vote of the Company's stockholders is required to approve the Reverse Split.

Fairness of the Process.

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without such outside persons.

Effective Date.

The Reverse Split is anticipated to be effective on June 7, 2008

Street Name Holders of Common Stock.

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates.

Mandatory surrender of certificates is not required by shareholders. The Company's transfer agent will adjust the record books of the company to reflect the 1 new share for 10 old shares Reverse Split effective as of close of business on or about June 7, 2008. New certificates will not be mailed to shareholders; however, new certificates will be issued during the ordinary course of business.

Dissenters’ Rights of Appraisal.

Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Certain Federal Income Tax Consequences.

We have summarized below certain federal income tax consequences to the Company and its stockholders resulting from the Reverse Split. This summary is based on United States federal income tax law, existing as of the date of this Information Statement. Such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a United States citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse Split will be treated as a tax-free "recapitalization" for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Split.

As stockholders will continue to hold Common Stock immediately after the Reverse Split, and receive no cash as a result of the Reverse Split, they should not recognize any gain or loss in the Reverse Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse Split.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. Stockholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Reverse/Forward Split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NW Washington, D.C, 20459. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NW Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)

Form 10-SB12G, filed on June 8, 2007, as amended;

(2)

Quarterly Report on Form 10-QSB, filed September 12, 2007, and amended on November 13, 2008;

(3)

Quarterly Report on Form 10-QSB, filed November 19, 2007, and amended on November 19, 2008;

(4)

Quarterly Report on Form 10-QSB, filed February 14, 2008;

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,

PLEASE CONTACT:

By order of the Board of Directors of

Skreem Entertainment Corp.

11637 Orpington Street

Orlando, Florida 32817

(407) 207-0400

September 27, 2007

By:	/s/ Charles Camorata
Charles Camorata
Chief Executive Officer, President